Exhibit (d)(6)

April 29, 2016

Mr. Bruce Rosenberg

Treasurer

State Street Institutional Investment Trust

c/o SSGA Funds Management, Inc.

One Lincoln Street

Boston, Massachusetts 02111

RE:	State Street Institutional Investment Trust Fee Waiver and Expense Reimbursement Agreement

Dear Mr. Rosenberg:

SSGA Funds Management, Inc. (“SSGA FM”), as adviser to each series (each a “Fund” and collectively, the “Funds”) of the State Street Institutional Investment Trust (the “Trust”), agrees until April 30, 2017:

A. (i) to waive up to the full amount of the advisory fee payable by the Fund, and/or (ii) to reimburse a Fund for expenses to the extent that Total Annual Fund Operating Expenses (exclusive of non-recurring account fees, extraordinary expenses, acquired fund fees and Distribution, Shareholder Servicing and Sub-Transfer Agency Fees, as measured on an annualized basis) exceed the following percentage of average daily net assets on an annual basis with respect to the below-listed Funds:

Fund Name	Expense Limitation	Expiration Date
State Street Strategic Real Return Fund	0.30%	4/30/2017
State Street Small Cap Emerging Markets Equity Fund	1.30%	4/30/2017
State Street Equity 500 Index II Portfolio	0.03%	4/30/2017
State Street Aggregate Bond Index Portfolio	0.04%	4/30/2017
State Street Global Equity ex-U.S. Index Portfolio	0.08%	4/30/2017
State Street Clarion Global Real Estate Income Fund	1.05%	4/30/2017
State Street Clarion Global Infrastructure & MLP Fund	1.20%	4/30/2017
State Street Disciplined Global Equity Fund	0.75%	4/30/2017
State Street Disciplined U.S. Equity Fund	0.65%	4/30/2017
State Street Disciplined International Equity Fund	0.85%	4/30/2017

B. (i) to waive up to the full amount of the advisory fee payable by a Fund, and (ii) to reimburse a Fund to the extent that Total Annual Fund Operating Expenses (exclusive of nonrecurring account fees, extraordinary expenses, and distribution, shareholder servicing, and sub-transfer agency fees, as measured on an annualized basis) exceed the following percentage of average daily net assets on an annual basis with respect to the below-listed Funds:

Fund Name	Expense Limitation	Expiration Date
State Street Strategic Real Return Portfolio	0.08%	4/30/2017
State Street Target Retirement Fund	0.13%	4/30/2017
State Street Target Retirement 2015 Fund	0.13%	4/30/2017
State Street Target Retirement 2020 Fund	0.13%	4/30/2017
State Street Target Retirement 2025 Fund	0.13%	4/30/2017
State Street Target Retirement 2030 Fund	0.13%	4/30/2017
State Street Target Retirement 2035 Fund	0.13%	4/30/2017
State Street Target Retirement 2040 Fund	0.13%	4/30/2017
State Street Target Retirement 2045 Fund	0.13%	4/30/2017
State Street Target Retirement 2050 Fund	0.13%	4/30/2017
State Street Target Retirement 2055 Fund	0.13%	4/30/2017
State Street Target Retirement 2060 Fund	0.13%	4/30/2017

C. (i) to waive up to the full amount of the advisory fee payable by a Fund, and (ii) to reimburse a Fund for expenses to the extent that Total Annual Fund Operating Expenses (exclusive of non-recurring account fees, extraordinary expenses, acquired fund fees, any class-specific expenses, such as distribution, shareholder servicing, sub-transfer agency and administration fees, as measured on an annualized basis) exceed the following percentage of average daily net assets on an annual basis with respect to the below-listed Funds:

Fund Name	Expense Limitation	Expiration Date
State Street Global Equity ex-U.S. Index Fund	0.10%	4/30/2017
State Street Equity 500 Index Fund	0.01%	4/30/2017
State Street International Developed Equity Index Fund	0.09%	4/30/2017
State Street Aggregate Bond Index Fund	0.04%	4/30/2017
State Street Institutional Liquid Reserves Fund	0.07%	4/30/2017
State Street Institutional U.S. Government Money Market Fund	0.07%	4/30/2017
State Street Institutional Treasury Plus Money Market Fund	0.07%	4/30/2017
State Street Small/Mid Cap Equity Index Portfolio	0.03%	4/30/2017
State Street Small/Mid Cap Equity Index Fund	0.03%	4/30/2017
State Street Emerging Markets Equity Index Fund	0.12%	4/30/2017
State Street International Developed Equity Index Fund	0.09%	4/30/2017
State Street 60 Day Money Market Fund	0.10%	4/30/2017
State Street Cash Reserves Fund	0.12%	4/30/2017
State Street Conservative Income Fund	0.12%	4/30/2017
State Street Current Yield Fund	0.10%	4/30/2017
State Street Institutional Liquid Assets Fund	0.07%	4/30/2017
State Street Ultra Short Term Bond Fund	0.30%	4/30/2017

D. (i) to waive up to the full amount of the advisory fee payable by a Fund, and (ii) to reimburse a Fund for expenses to the extent that Total Annual Fund Operating Expenses (exclusive of non-recurring account fees, extraordinary expenses, acquired fund fees other than the fees of the State Street International Developed Equity Index Portfolio, a separate series of State Street Master Funds, any class-specific expenses, such as distribution, shareholder servicing, sub-transfer agency and administration fees, as measured on an annualized basis) exceed the following percentage of average daily net assets on an annual basis with respect to the below-listed Funds:

Fund Name	Expense Limitation	Expiration Date
State Street Hedged International Developed Equity Index Fund	0.15%	4/30/2017

Each of the above stated fee waivers and/or expense reimbursements set forth in Sections (A) through (D) (i) supersedes any prior fee waiver and/or expense reimbursement for the applicable Fund and (ii) may only be terminated during the relevant period with the approval of the Funds’ Board of Trustees. SSGA FM and a Fund Officer are authorized to take such actions as they deem necessary and appropriate to continue each of the above stated waivers and/or expense reimbursements for additional periods, including of one or more years, after the April 30, 2017 expiration date.

E. Other Agreements

With respect to the State Street Aggregate Bond Index Portfolio and the State Street Aggregate Bond Index Fund, SSGA FM agrees to waive up to the portion of the management fee and/or expenses attributable to acquired fund fees and expenses in connection with the Portfolio’s investments in “to be announced” (“TBA”) securities. This fee waiver and/or expense reimbursement may only be terminated with approval of the Funds’ Board of Trustees.

With respect to the State Street International Developed Equity Index Fund, SSGA FM agrees to waive the portion of the fund’s management fee attributable to the fund’s assets invested in the State Street International Developed Equity Index Portfolio, a separate series of State Street Master Funds. This fee waiver may only be terminated with the approval of the Fund’s Board of Trustees.

With respect to the State Street Hedged International Developed Equity Index Fund, SSGA FM agrees to waive the portion of the fund’s management fee attributable to the fund’s assets invested in the State Street International Developed Equity Index Portfolio, a separate series of State Street Master Funds. This fee waiver may only be terminated with the approval of the Fund’s Board of Trustees.

If these arrangements are acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

SSGA FUNDS MANAGEMENT, INC.

/s/ Ellen M. Needham

By:

Ellen M. Needham, Director and President

Accepted and Agreed:

STATE STREET INSTITUTIONAL INVESTMENT TRUST,

ON BEHALF OF THE FUNDS NAMED ABOVE

/s/ Bruce Rosenberg

By:

Bruce Rosenberg

Treasurer